                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     UNITED AMERICAN HEALTHCARE CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

UNITED AMERICAN LOGO

                                                                October 13, 1998

Dear Shareholder:

     You are cordially invited to United American Healthcare Corporation's 1998 Annual Meeting of Shareholders. This year's meeting will be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan on Thursday, November 12, 1998 at 10:30 a.m.

     The formal notice of the meeting follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and the Company's 1998 Annual Report.

     Your vote is important, regardless of the number of shares you hold. Whether you plan to attend the meeting or not, you are urged to sign, date and mail the enclosed proxy card as soon as possible in the envelope provided. This will not prevent you from voting your shares in person at the meeting before voting closes, if you wish to do so.

     We look forward to seeing you on November 12, 1998.

                                          Sincerely,

                                          /s/ Gregory H. Moses, Jr.
                                          Gregory H. Moses, Jr.
                                          President and Chief Executive Officer

UNITED AMERICAN LOGO

               NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of United American Healthcare Corporation (the "Company") will be held on Thursday, November 12, 1998 at 10:30 a.m., Eastern Standard Time, at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, for the following purposes:

          (1) To elect three Directors of the Company to serve until the Annual Meeting of Shareholders in 2001.

          (2) To vote on the approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the 1999 fiscal year.

          (3) To approve the Company's 1998 Stock Option Plan.

          (4) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on October 5, 1998 will be entitled to vote at the Annual Meeting.

     Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided.

                                          By Order of the Board of Directors

                                          /s/ Anita C.R. Gorham
                                          Anita C.R. Gorham, Secretary

October 13, 1998

                     UNITED AMERICAN HEALTHCARE CORPORATION
                     1155 BREWERY PARK BOULEVARD, SUITE 200
                            DETROIT, MICHIGAN 48207

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          To be Held November 12, 1998

GENERAL INFORMATION

     This proxy statement contains information related to the Annual Meeting of Shareholders of United American Healthcare Corporation (the "Company") to be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, on Thursday, November 12, 1998, at 10:30 a.m., Eastern Standard Time. The approximate mailing date for this proxy statement and the proxy is October 13, 1998.

     At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of three Directors, approval of the selection of independent auditors and approval of the Company's 1998 Stock Option Plan. Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of no par value common stock of the Company ("Common Stock") at the close of business on October 5, 1998 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On such record date, the Company had issued and outstanding 6,578,356 shares of Common Stock.

     Based on information filed with the Securities and Exchange Commission ("SEC"), or otherwise provided to the Company, as of September 11, 1998, (A) Julius V. Combs, M.D., 200 Riverfront Park, #1711, Detroit, Michigan 48226, beneficially owns 434,143 shares (6.6%) of the Company's outstanding Common Stock, and (B) Richard M. Brown, D.O., 1200 Ardmoor, Bloomfield Hills, Michigan, 48301, beneficially owns 411,727 shares (6.3%) of the Company's outstanding Common Stock. Management does not know of any other person who, at October 5, 1998, beneficially owns more than 5% of the Company's Common Stock.

     The shareholder votes cast for all items considered at the meeting will be calculated by an officer of Harris Trust & Savings Bank, the Company's Registrar and Transfer Agent, as the Board-designated Inspector of Election. The Inspector of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will not be counted either for or against any action for which cast.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that Anita C.R. Gorham, Harcourt G. Harris, M.D., and Ronald M. Horwitz, Ph.D., be elected as Directors of the Company, to hold office until the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. The three nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     The following information is furnished with respect to each nominee for election as a Director, each person whose term of office as a Director will continue after the meeting and each Executive Officer of the Company as of June 30, 1998 named in the Summary Compensation Table herein. In general, "beneficial ownership" includes those shares a Director or Executive Officer has the power to vote, or the power to transfer. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. No one named in the table below has any stock options for Common Stock of the Company that are currently exercisable or become exercisable within 60 days.

                [balance of this page intentionally left blank]

                                                                                             PERCENTAGE OF
                                                                                SHARES        TOTAL COMMON
                                                                              OF COMMON       STOCK OF THE
                                                                                STOCK           COMPANY
                                              POSITIONS AND OFFICES          BENEFICIALLY     BENEFICIALLY     TERM
         NAME AND YEAR                      WITH THE COMPANY AND OTHER       OWNED AS OF      OWNED AS OF       TO
    FIRST BECAME A DIRECTOR      AGE          PRINCIPAL OCCUPATIONS         SEPT. 11, 1998   SEPT. 11, 1998   EXPIRE
--------------------------------------------------------------------------------------------------------------------
                                       NOMINEES FOR ELECTION AS DIRECTORS FOR A
                                       THREE-YEAR TERM
Anita C. R. Gorham(1984).......  57    Secretary of the Company; Associate
                                       Director of the Center for
                                       Professional Excellence and faculty
                                       member at Central Michigan
                                       University..........................     23,436(1)            *         2001
Harcourt G. Harris,
  M.D.(1985)...................  70    First Vice Chairman of the Board of
                                       Directors of the Company; retired
                                       physician...........................     30,907(1)            *         2001
Ronald M. Horwitz,
  Ph.D.(1997)..................  60    Professor of Finance at Oakland
                                       University; Principal of Ronald M.
                                       Horwitz and Assoc., financial
                                       consultants.........................        500(1)            *         2001
                                       DIRECTORS CONTINUING IN OFFICE
Darrel W. Francis(1998)........  45    President of Metropolitan Facility
                                       Resources, LLC; President of
                                       Advantage Pavilion, Inc.; President
                                       of Mid-West Ice Blast, Inc. ........          0               *         2000
William B. Fitzgerald(1997)....  56    Second Vice Chairman of the Board of
                                       Directors of the Company; Principal
                                       and Chief Executive Officer of Fund
                                       Administration Services; Of Counsel
                                       to the law firm of Timmis & Inman...     33,346               *         2000
Emmett S. Moten, Jr.(1988).....  54    President of Moten Associates.......          0               *         2000
William C. Brooks(1997)........  65    Chairman of the Board of Directors
                                       of the Company; Chairman of The
                                       Brooks Group International, Ltd.;
                                       Chairman and CEO of Diverse Steel
                                       Company.............................      5,000               *         1999
Julius V. Combs, M.D.(1983)....  67    Chairman of the Board and President
                                       of United American Healthcare
                                       Foundation..........................    434,143(1)(2)       6.6%        1999
Pearl M. Holforty(1998)........  69    President and Chief Executive
                                       Officer of Liberty BIDCO Investment
                                       Corporation.........................          0               *         1999
Gregory H. Moses, Jr.(1998)....  64    President and Chief Executive
                                       Officer of the Company; President
                                       and Chief Executive Officer of
                                       OmniCare Health Plan, of Michigan;
                                       President of OmniCare Health Plan,
                                       Inc., of Tennessee..................          0               *         1999
                                       OTHER EXECUTIVE OFFICERS
Ronald R. Dobbins..............  63    Until May 1998, President and Chief
                                       Operating Officer of the Company....    123,905             1.9%          --
Louis J. Nicholas..............  59    Until August 1998, Senior Vice
                                       President of the Company............    162,720             2.5%          --
William C. Sharp, M.D. ........  49    Vice President, Medical Services of
                                       the Company.........................      6,144               *           --
All Directors and Executive Officers as a group (15 persons)...............    928,065           14.11%

-------------------------
 *  Less than 1%

(1) Includes shares of Common Stock with respect to which the following Directors share voting and investment power with others: Ms. Gorham, 23,436 shares; Dr. Harris, 14,047 shares; Dr. Horwitz, 500 shares; Dr. Combs, 420,451 shares; Mr. Dobbins, 64,859 shares.

(2) Includes 13,692 shares of Common Stock held in trust for the benefit of relatives with respect to which Dr. Combs disclaims any beneficial interest.

OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

     Following each Director's name and the year in which she or he became a Director is a brief account of the business experience of each nominee and Director of the Company during the past five years.

WILLIAM C. BROOKS 1997

     William C. Brooks retired in 1997 from General Motors Corporation as a Vice-President. Since January 1998, he has served as Chairman of The Brooks Group International, Ltd., which manages the Detroit Employment Connection, providing human resources and work force development and business and economic development resources to the southeastern Michigan business community. Since March 1998, he has also served as Chairman and CEO of Diverse Steel Company, a provider of rolled carbon steel products and services. Mr. Brooks also is a Director of the following corporations: Louisiana-Pacific Corporation, DTE Energy Company and Detroit Edison Company; Sigma Associates; and Complete Business Solutions, Inc.

GREGORY H. MOSES, JR. 1998

     Gregory H. Moses, Jr. has served as President and Chief Operating Officer of the Company since May 11, 1998 and as its Chief Executive Officer since August 6, 1998. Mr. Moses also has served as President and Chief Executive Officer of Michigan Health Maintenance Organization Plans, Inc., d/b/a OmniCare Health Plan ("OmniCare-MI"), one of the Company's managed HMOs, since May 11, 1998. In addition, he is President of OmniCare Health Plan, Inc., of Tennessee ("OmniCare-TN"), another of the Company's managed HMOs. From October 1996 to May 11, 1998, he was Chief Financial Officer of UltiMed, a health maintenance organization in Michigan. Previously, he was retired from Coopers & Lybrand, where he had been a partner from 1974 until October 1994, including serving as partner-in-charge of its Healthcare Consulting Group in New York and New Jersey for ten years and chairman of its National Healthcare Consulting Group for five years. He is a member of the Board of Directors of Mercy Health Services.

JULIUS V. COMBS, M.D. 1983

     Julius V. Combs, M.D. served since the Company's inception in 1983 as its Chairman of the Board of Directors until January 12, 1998, and its Chief Executive Officer until his retirement on August 6, 1998. Dr. Combs is Chairman Emeritus of the Board of Trustees of OmniCare-MI, and Chairman of the Board and President of United American Healthcare Foundation.

WILLIAM B. FITZGERALD 1997

     William B. Fitzgerald is Second Vice Chairman of the Board of Directors of the Company. He also is Vice Chairman of the Board of Trustees of OmniCare-MI, one of the Company's managed HMOs. He has been a Principal and Chief Executive Officer of Fund Administration Services in Grosse Pointe Farms, Michigan, providing management and consulting services to self-funded insurance programs, since 1989. An attorney since 1968, Mr. Fitzgerald has been Of Counsel to the law firm of Timmis & Inman in Detroit, Michigan, since 1990. He also is a Special Assistant Attorney General of the State of Michigan.

DARREL W. FRANCIS 1998

     Darrel W. Francis is the President of both Metropolitan Facility Resources, LLC, since January 1997, and Advantage Pavilion, Inc., since January 1996, companies in the business of the sale and design of office furniture. He also has been the President and Chairman of the Board of Directors of Mid-West Ice Blast, Inc., an industrial cleaning company, since December 1996. From 1989 to October 1996, Mr. Francis was General Manager of the United States, Canada and South Africa dealer network of Milcare, Inc., a subsidiary of Herman Miller, Inc., which manufactures hospital furniture systems for pharmacies, patient rooms and laboratories.

ANITA C.R. GORHAM 1984

     Anita C.R. Gorham has been the Company's Secretary since 1984. Ms. Gorham is a member of the Board of Trustees of OmniCare-MI, one of the Company's managed HMOs. She has been employed since 1987 by Central Michigan University, currently as Associate Director of the Center for Professional Excellence and a faculty member, and previously as Academic Advisor and Regional Manager for Academic Services. Ms. Gorham also is a faculty member at Detroit College of Business.

HARCOURT G. HARRIS, M.D. 1985

     Harcourt G. Harris, M.D., is First Vice Chairman of the Board of Directors of the Company. He also has been Chairman of the Board of Trustees of OmniCare-MI, one of the Company's managed HMOs, since December 1992. Dr. Harris, now retired, was in the private practice of medicine for thirty years, specializing in internal medicine.

PEARL M. HOLFORTY, C.P.A. 1998

     Pearl M. Holforty, C.P.A., has served as President and Chief Executive Officer of Liberty BIDCO Investment Corporation since its inception in 1989. Liberty BIDCO is a privately-owned, non-bank financial institution which invests subordinated debt or equity in small business. From 1970 to 1977, Ms. Holforty was an accountant with Plante & Moran LLP and a partner in that firm from 1977 to 1991.

RONALD M. HORWITZ, PH.D. 1997

     Ronald M. Horwitz, Ph.D., has been a Professor of Finance at Oakland University since 1991, where he also served as Acting Vice President for Academic Affairs in 1992-93 and as Dean of the School of Business Administration from 1979 to 1990. Dr. Horwitz also is the Principal of Ronald M. Horwitz and Assoc., Financial Consultants, and a director of Providence Hospital and Medical Centers in Southfield, Michigan.

EMMETT S. MOTEN, JR. 1988

     Emmett S. Moten, Jr. has been the President of Moten Associates, a real estate development and accounting firm, since October 1996. From July 1988 to October 1996, he was Vice President of Development for Little Caesar Enterprises, Inc., a national fast food franchise concern. Prior to assuming that position, Mr. Moten was Director of the Community & Economic Development Department of the City of Detroit for almost ten years.

     During the fiscal year ended June 30, 1998, the Company's Board of Directors held 14 meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee. The current members of the Executive Committee are William C. Brooks (Chairman), Dr. Julius V. Combs, William B. Fitzgerald, Anita C.R. Gorham, Dr. Harcourt G. Harris and Gregory H. Moses, Jr. During fiscal year 1998, the Executive Committee held one meeting. The duties of the Executive Committee are to exercise, in the intervals between the meetings of the Board of Directors, the powers of the Board as they relate to the management of the business and affairs of the Company.

     The Company has a standing Audit Committee. The Bylaws of the Company require that the members of the Audit Committee all be "independent directors" (as defined in the Company's Articles of Incorporation). The current members of the Audit Committee are Emmett S. Moten, Jr. (Chairman), Darrel W. Francis, Pearl M. Holforty and Dr. Ronald M. Horwitz. During fiscal year 1998, the Audit Committee held 13 meetings. The duties of the Audit Committee are to recommend to the Board of Directors certified public accountants to conduct audits of the accounts and affairs of the Company, to review accounting objectives and procedures of the Company and findings and reports of the independent certified public accountants, and to make such reports and recommendations to the Board of Directors as it deems appropriate.

     The Company has a standing Finance, Investment and Planning Committee. The current members of the Finance, Investment and Planning Committee are William B. Fitzgerald (Chairman), William C. Brooks, Darrel W. Francis, Pearl M. Holforty, Dr. Ronald M. Horwitz, Gregory H. Moses, Jr. and Emmett S. Moten, Jr. During fiscal year 1998, the Finance, Investment and Planning Committee held ten meetings. The duties of the Finance, Investment and Planning Committee are to make recommendations to the Board of Directors on financial matters, short and long term investments and business planning matters.

     The Company has a standing Compensation Committee. The current members of the Compensation Committee are Anita C.R. Gorham (Chairwoman), William C. Brooks, William B. Fitzgerald, Dr. Harcourt G. Harris and Emmett S. Moten, Jr. During fiscal year 1998, the Compensation Committee held four meetings. The duties of the Compensation Committee are to make recommendations to the Board of Directors relating to the overall compensation arrangements for officers and staff of the Company, to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and Directors of the Company are eligible to participate, and to grant options under the Company's 1998 Stock Option Plan.

     The Company has a standing Executive Compensation Committee. The current members of the Executive Compensation Committee are Anita C.R. Gorham (Chairwoman), William C. Brooks, William B. Fitzgerald, Dr. Harcourt G. Harris and Emmett S. Moten, Jr. During fiscal year 1998, the Executive Compensation Committee held one meeting. The duties of the Executive Compensation Committee are to make recommendations to the Board of Directors relating to the compensation arrangements for executive officers of the Company.

     The Company has a standing Nominating Committee. The current members of the Nominating Committee are Dr. Harcourt G. Harris (Chairman), William C. Brooks, Dr. Julius V. Combs and Anita C.R. Gorham. During fiscal year 1998, the Nominating Committee held six meetings. The duties of the Nominating Committee are to present to the Board of Directors, whenever vacancies occur or terms are expected to expire, names of individuals who would make suitable Directors of the Company and to advise appropriate officers of the Company on matters relating to the organization of the Board of Directors.

     Each of the Directors except Mr. Moten attended at least 75% of the aggregate number of meetings held during fiscal year 1998 by the Board and by each Committee of which she or he was then a member.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no fees for their services as a Director or as a Committee member. Each of the Directors who is not an employee of the Company receives $200 for each Board of Directors meeting and each Board committee meeting attended. In addition, each non-employee Director receives an annual stipend of $15,000 as compensation for Director services. Directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to the Company in their capacities as Directors.

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended June 30, 1998, 1997 and 1996 concerning the compensation of the Company's Chief Executive Officer and each of the Company's four most highly compensated Executive Officers as of June 30, 1998 (collectively, the "named Executive Officers") whose annual salary and bonus exceeded $100,000.

                     NAME AND                                                              ALL OTHER
                PRINCIPAL POSITION                    YEAR    SALARY($)    BONUS($)    COMPENSATION($)(1)
---------------------------------------------------------------------------------------------------------
JULIUS V. COMBS, M.D.(2)..........................    1998     331,118          --              --
Chief Executive Officer                               1997     327,957          --           7,500
                                                      1996     292,712     176,800           7,500
RONALD R. DOBBINS(3)..............................    1998     308,412          --              --
President and Chief                                   1997     327,957          --           7,500
Operating Officer                                     1996     295,392     163,200           7,500
LOUIS J. NICHOLAS(4)..............................    1998     594,992          --              --
Senior Vice President; & Chief                        1997     476,316          --           7,500
Executive Officer of Corporate                        1996     426,556          --           7,500
Healthcare Financing, Inc.
WILLIAM C. SHARP, M.D.............................    1998     196,586          --              --
Vice President, Medical Services                      1997     196,064          --           7,500
                                                      1996     178,651          --           7,500
JAGANNATHAN VANAHARAM(5)..........................    1998     174,995          --              --
Senior Vice President, Finance                        1997     197,134          --           7,500
and Treasurer                                         1996     170,434          --           7,500

-------------------------
(1) This column represents the Company's annual contribution to the 401(k) Savings Plan. For the years set forth in the table, none of the named Executive Officers (i) had any annual compensation other than salary and bonus shown in the table; (ii) were granted any stock options; or (iii) had any long term compensation (including restricted stock awards, options/SARs and LTIP payouts).

(2) Dr. Combs retired as an executive officer of the Company effective August 6, 1998.

(3) Mr. Dobbins resigned as an executive officer of the Company effective May 12, 1998.

(4) Mr. Nicholas resigned as an executive officer of the Company effective August 31, 1998.

(5) Mr. Vanaharam's status as an executive officer of the Company ended effective May 1, 1998.

EMPLOYMENT AGREEMENT

     On May 11, 1998, the Company entered into an employment agreement with Mr. Moses (the "Employment Agreement"), which expires on May 11, 2001 unless terminated at any time with or without cause (i) by the Company, upon written notice to Mr. Moses, or (ii) by Mr. Moses, upon three months' prior written notice to the Company. The Employment Agreement provides that Mr. Moses shall have the titles and perform the duties of President and Chief Operating Officer of the Company, and Chief Executive Officer commencing not later than August 6, 1998, plus such additional titles and duties as the Board of Directors may prescribe from time to time.

     Under the Employment Agreement, Mr. Moses receives an annual base salary of $225,000, plus an annual bonus to be based upon reasonable performance criteria selected in the discretion of the Board of Directors of the Company; provided, that his first bonus period ends December 31, 1998 and his bonus for such period shall be $100,000, based upon achievement of reasonable performance criteria mutually agreed upon by the Board of Directors of the Company and Mr. Moses. He also receives generally the same fringe benefits provided by the Company to its other senior executives. To induce Mr. Moses to enter into the Employment Agreement, additionally, the Company granted him a nonqualified stock option to purchase 100,000 shares of its Common Stock. Such option (i) was granted under the Employment Agreement (and not pursuant to any plan) on May 11, 1998, at an option price of $1.38 per share, (ii) is exercisable on or after

May 11, 1999 for up to 77,000 shares, and in full commencing May 11, 2000, until the earlier of May 11, 2003 or the date the Company terminates the Employment Agreement for cause (as defined in the agreement), and (iii) has customary anti-dilution adjustment provisions.

     Under the Employment Agreement, if the Company terminates Mr. Moses's employment without cause (as defined in the agreement) or he terminates the Employment Agreement for cause (described below), he will (i) continue to receive his base salary for 18 months after the termination date, (ii) receive his bonus, prorated to the termination date, and (iii) continue to receive agreed fringe benefits until the earlier of 18 months after the termination date or his commencement of new employment or his receipt of an offer of comparable new employment which he does not accept. The Employment Agreement provides that any termination by Mr. Moses of his performance shall be "for cause" in the event (a) there is a change of control or ownership (as defined in the agreement) of the Company or of OmniCare-MI, (b) his duties are materially changed without his consent or (c) the Company relocates its principal office more than 45 miles from its present location.

     In the event Mr. Moses terminates his employment without cause, or the Company terminates his employment for cause, he will receive his salary, bonus and fringe benefits accrued to the termination date. For this purpose, his annual bonus shall be deemed accrued as if he had remained employed for an entire year, prorated to the termination date.

     In the event Mr. Moses's employment is terminated by death, his estate will receive the net salary and any other payments owed to him for work performed to his date of death.

     Mr. Moses has agreed that for one year after the date of termination of the Employment Agreement, he will not engage in any business competitive with the business of the Company in any geographic area served by the Company at such termination date, including specific non-competition covenants with respect to selling or promoting, directly or indirectly, certain products or services.

STOCK OPTION PLANS; EMPLOYEE STOCK PURCHASE PLAN

     The Company currently has an Incentive and Non-Incentive Stock Option Plan (the "Old Plan"), under which 331,250 common shares are reserved for issuance upon exercise of options granted thereunder. Under the Old Plan, incentive stock options may be granted to employees, and non-incentive stock options may be granted to employees, Directors and such other persons as the Board of Directors (or a Committee appointed by the Board) determines will contribute to the Company's success, at exercise prices equal to at least 100% of the fair market value of the common shares on the date of grant. In addition to administering the Old Plan, the Board (or the Committee) determines the number of common shares subject to each option, the term of each non-incentive stock option, and the time or times when the non-incentive stock option becomes exercisable, though in no event may the option be exercisable prior to one year after the date of grant. Incentive stock options are granted for a term of five years, and are exercisable cumulatively at the rate of 25% per year commencing one year after the date of grant.

     The Board of Directors adopted a new stock option plan on August 6, 1998, subject to approval by the Company's shareholders, which is sought at the 1998 Annual Meeting of Shareholders to which this proxy statement relates. The Old Plan would be terminated upon approval of such new stock option plan by the Company's shareholders. (See "III. PROPOSAL TO ADOPT THE UNITED AMERICAN HEALTHCARE CORPORATION 1998 STOCK OPTION PLAN" below.)

     The Company's Employee Stock Purchase Plan ("ESPP"), which became effective October 1996, enables all eligible employees of the Company to subscribe for shares of Common Stock on an annual offering date at a purchase price which is the lesser of 85% of the fair market value of the shares on the first day or the last day of the annual period. Employee contributions to the ESPP for fiscal year 1998 were approximately $9,500. 200,000 common shares were reserved for issuance under the ESPP. Pursuant to the ESPP, 8,914 shares were issued subsequent to year end for the period ended June 30, 1998.

     The Company has not granted any stock options under the Old Plan or any Stock Appreciation Rights, and it did not grant any awards under a long-term incentive plan during fiscal year 1998. The Company on

September 9, 1998 granted certain stock options under the new stock option plan which is referred to two paragraphs above, as described more fully under "III. PROPOSAL TO ADOPT THE UNITED AMERICAN HEALTHCARE CORPORATION 1998 STOCK OPTION PLAN -- Options Granted under the Plan" below.

401(K) SAVINGS PLAN

     The Company sponsors a retirement plan intended to be qualified under
Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees over age 21, other than non-resident aliens, are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total salary. Under the plan, the Company makes matching contributions on each employee's behalf, up to a maximum of 5% of each employee's total salary through January 1, 1998 and 1% thereafter. As of June 30, 1998, 116 employees had elected to participate in the plan. For the fiscal year ended June 30, 1998, the Company contributed $400,000 to the plan. See the Summary Compensation Table above for additional information.

COMPENSATION COMMITTEE REPORT

     Compensation for the Company's key executives is determined by the Executive Compensation Committee or the Compensation Committee, as applicable, of the Board of Directors. Salaries, bonuses and other compensation of the Company's key executives are based upon profitability, enrollment levels of the Company's clients, including OmniCare-MI and OmniCare-TN, revenue growth, return on equity and market share.

     The Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurable superior performance. During fiscal year 1998, the Company's executive compensation included a base salary and bonus. Based upon available data, the Company believes the base salaries of its executives were set at the levels of comparable companies in its line of business.

     The Executive Compensation Committee and the Compensation Committee both are comprised of Ms. Gorham (Chairwoman), Mr. Brooks, Mr. Fitzgerald, Dr. Harris and Mr. Moten (see also "Committees of the Board of Directors" above). Mr. Brooks does not participate in Compensation Committee meetings during which his own compensation is considered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms which are as fair to the Company as could have been obtained from unaffiliated parties.

     MANAGEMENT AGREEMENTS. The Company's management agreements with its managed plans, OmniCare-MI and OmniCare-TN, were negotiated between related entities. However, such management agreements were reviewed, revised and approved by each plan's Board. Future evaluation of the Company's activities under the OmniCare-MI management agreement is made by a Management Review Committee comprised of independent members of OmniCare-MI's Board. No Board member of OmniCare-MI with any interest in the Company is permitted to sit on the Management Review Committee. There presently is not a comparable committee which reviews the Company's performance under the management agreement with OmniCare-TN, an HMO which is 75%-owned by the Company through its wholly owned subsidiary, United American of Tennessee, Inc.

     COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, certain officers and Directors of the Company are also officers or members of the Board of Trustees or Board of Directors of OmniCare-MI (which is not a subsidiary of the Company) or OmniCare-TN (which is 75% owned by the Company through its wholly owned subsidiary, United American of Tennessee, Inc.). Consequently, such individuals are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation of and operation under the respective management agreements. Conflicts of interest may arise relating to matters that are presented to the Company's Board of Directors for consideration and with respect to which the Company and OmniCare-MI or OmniCare-TN may have differing interests, including matters relating to the management agreements.

            NAME                        COMPANY                   OMNICARE-MI            OMNICARE-TN
----------------------------------------------------------------------------------------------------
William C. Brooks...........      Chairman of the         --                             Director
                                  Board, Director
Gregory H. Moses, Jr........      President, CEO, COO,    President, CEO, Trustee        President,
                                  Director                                                Director
Anita C.R. Gorham...........      Secretary, Director     Trustee                        --
Paul G. Samuels.............      Treasurer, Interim      --                             Treasurer,
                                  Chief Financial                                         Director
                                  Officer
Harcourt G. Harris, M.D.....      First Vice Chairman     Chairman of the Board,         --
                                  of the Board,           Trustee
                                  Director
William B. Fitzgerald.......      Second Vice Chairman    Vice Chairman of the Board,    --
                                  of the Board,           Trustee
                                  Director
Julius V. Combs, M.D........      Director                Chairman Emeritus, Trustee     --

     AFFILIATIONS WITH PRIMARY CARE PROVIDERS. Dr. William C. Sharp, Vice President, Medical Services of the Company, also practices medicine with M.C. Physician Association, P.C., a primary care provider that contracts with OmniCare-MI.

     HEALTH INSURANCE BENEFITS FOR COMPANY EMPLOYEES. Health care benefits for some employees of the Company are provided through OmniCare-MI. For the fiscal year ended June 30, 1998, the Company paid premiums of approximately $800,000 for such benefits.

     CHARITABLE FOUNDATION. For the fiscal year ended June 30, 1998, the Company made $150,000 in contributions to United American Healthcare Foundation, a Michigan non-profit corporation which assists minority organizations involved in the promotion of health and education. Dr. Combs, Mr. Dobbins, Dr. Francis Kornegay and Mr. Milton Watson, shareholders of the Company, are directors of the Foundation.
            II. PROPOSAL TO RATIFY SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, upon the recommendation of the Board's Audit Committee, has recommended the appointment of KPMG Peat Marwick LLP as independent public accountants and auditors in connection with the Company's accounting matters to include timely quarterly reviews of the consolidated financial statements and an annual audit of the accounts of the Company and its subsidiary companies, and such other audits of the Company's related activities as may be required for the fiscal year ending June 30, 1999.

     The Audit Committee initiated a Request for Proposal process in July 1997, in order to select a firm which could audit the Company and its subsidiaries. The result of such process was the selection of Arthur Andersen LLP to audit the Company's financial statements for the fiscal year ending June 30, 1998, which the Company's shareholders ratified at the 1997 Annual Meeting. Thereafter, the Company engaged Arthur Andersen LLP to assist it in developing and implementing a financial restructuring program for the Company, and the Company selected the head of Arthur Andersen LLP's Corporate Recovery Services Group, in his individual capacity, as the Company's Interim Chief Financial Officer. In view of the consulting services to be provided to the Company by Arthur Andersen LLP and the selection of such Interim Chief Financial Officer of the Company, Arthur Andersen LLP no longer had the independence required to serve the Company in the capacity of auditor. Therefore, on January 12, 1998, the Board of Directors of the Company, upon the recommendation of its Audit Committee, (A) notified Arthur Andersen LLP that the Company would not engage Arthur Andersen LLP to audit the Company's financial statements (there were no disagreements with Arthur Andersen LLP during the Company's two most recent fiscal years and the subsequent interim period preceding such dismissal on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure), and (B) engaged KPMG Peat Marwick LLP as the Company's principal accountant to audit its financial statements for the fiscal year ending June 30, 1998. Previously, the Company and most of its subsidiaries had been audited by Grant Thornton LLP, while OmniCare-TN had been audited by Ernst & Young LLP and the subsidiary, UltraMedix Healthcare System, Inc., had been audited by KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP is expected to be present at the 1998 Annual Meeting to make a statement, if requested, and be available to respond to questions with respect to the 1998 audit. A representative of Grant Thorton LLP is expected to be present at the 1998 Annual Meeting to make a statement, if requested, and be available to respond to questions with respect to the 1997 audit.

     In the event the proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next fiscal year. However, because of the expense and difficulty of making a substitution after the beginning of a fiscal year, it is planned that the appointment for the 1999 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

     The Board of Directors considers KPMG Peat Marwick LLP to be well qualified to serve as the independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.
       III. PROPOSAL TO ADOPT THE UNITED AMERICAN HEALTHCARE CORPORATION
                             1998 STOCK OPTION PLAN

     The Board of Directors proposes that the shareholders approve the United American Healthcare Corporation 1998 Stock Option Plan (the "Plan"). Under the Plan, stock options (both Nonqualified Options and Incentive Options, as defined in the Plan) may be granted to officers, Directors and key employees ("Participants") of the Company or of any subsidiary in which the Company owns more than 25% of the total combined voting power of all classes of stock (50% in the case of an Incentive Option granted to an employee of such subsidiary). The stock options to be granted under the Plan relate to shares of the Company's Common Stock.

     The Board of Directors adopted the Plan on August 6, 1998, subject to approval by the Company's shareholders. The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the Plan to allow the Company to be able to grant stock options to Participants in accordance with the terms of the Plan in order to provide increased incentives for such Participants to make significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries, to join the interests of officers, Directors and key employees with the interests of the shareholders of the Company, and to help the Company and its subsidiaries attract and retain officers, Directors and key employees of exceptional ability.

     The Company's current Incentive and Non-Incentive Stock Option Plan, under which no stock options have been granted, would be terminated upon approval of the Plan by the Company's shareholders.

     In order to obtain shareholder approval of the Plan, a majority of the votes cast by shareholders present, in person or by proxy, at the Annual Meeting of Shareholders must be cast in favor of the Plan.

     A FULL COPY OF THE PLAN IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE PLAN. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN.

ADMINISTRATION

     The Plan will be administered by a committee (the "Committee") specified by the Board of Directors. For this purpose, the Board of Directors has designated its Compensation Committee to perform the duties of the Committee under the Plan. The Committee will be comprised of outside Directors who meet the standards of Rule 16b-3 under the Securities Act of 1934, as amended, or any similar successor rule and would be deemed "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the Plan, the Committee will determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, and the terms and conditions of any stock options. In addition, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration, all subject to the provisions of the Plan.

PLAN PARTICIPANTS

     The selection of persons who are eligible to participate in the Plan and grants to those individuals are determined by the Committee, in its sole discretion. The only established criterion to determine eligibility under the Plan is that individuals must be officers, Directors or key employees of the Company or any Subsidiary who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Company or any Subsidiary. Each grant under the Plan is to be evidenced by a written agreement which will contain such provisions as may be approved by the Committee.

SHARES SUBJECT TO GRANT

     In general, the Plan limits the maximum number of shares of stock which may be issued pursuant to stock options under the Plan to 500,000 shares. In addition, no Participant can receive stock options for more than 300,000 shares over the term of the Plan.

     The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number of shares remaining available at any time under the Plan and the 300,000-share-per-Participant limitation will be subject to adjustment by the Committee to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may, without shareholder approval, terminate or amend the Plan at any time, provided that the Board may not, without shareholder approval, amend the Plan so as to increase the maximum number of shares which are subject to the Plan, modify the requirements as to eligibility for participation under the Plan or materially increase the benefits accruing to Participants under the Plan, and the Board may not, without consent of the holder of a stock option, change the stock option price or alter any stock option which has been previously granted under the Plan.

     Unless sooner terminated by the Board of Directors, the Plan will terminate on August 5, 2008, which is ten years after its adoption by the Board of Directors. The termination of the Plan will not affect the validity of any stock option outstanding on the date of termination.

GRANT AND EXERCISE OF STOCK OPTIONS

     Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a Participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Option granted under the

Plan (being an option which does not meet the Code's requirements for Incentive Options) must have an exercise price of not less than 75% of the fair market value of the shares subject to the option on the date on which the option is granted. The Plan contains various provisions to ensure that Incentive Options comply with Section 422.

     The Committee is to specify in its grants of stock options the time or times at which such options will be exercisable. At the time of exercise of any option granted pursuant to the Plan, the Participant must pay the full option price of all shares purchased in cash or, with the consent of the Committee, in Common Stock of the Company or in such other manner as the Committee determines is appropriate, in its sole discretion. The fair market value of stock with respect to which Incentive Options are first exercisable in any one year by a Participant under the Plan cannot exceed $100,000.

     No stock option granted may be exercised prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto.

TERM OF STOCK OPTIONS

     No stock option granted under the Plan may remain outstanding for more than ten years from the date of grant. With respect to an Incentive Option granted to a Participant who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary, such option will, however, expire not more than five years after the date of the grant.

CONTINUATION OF EMPLOYMENT

     The Committee in its discretion may, but is not required to, require that any Participant to whom a stock option is granted shall agree in writing as a condition of the granting of such option to remain in the employ of the Company or a Subsidiary for a designated minimum period from the date of the grant. Unless the Committee in its discretion determines otherwise, stock options granted under the Plan may be exercised only while a Participant is an employee of the Company or a Subsidiary (or an outside Director). If the Participant's employment is terminated, the Committee may, in its discretion and on certain terms and conditions specified in the Plan, extend the period of time in which a stock option may be exercised. Nevertheless, no stock option is to be exercisable after its expiration date, and, unless the Committee in its discretion determines otherwise, a stock option may only be exercised after termination of a Participant's employment (or of an outsider Director's service as a Director) to the extent that it would have been exercisable on the date of termination of the Participant's employment (or of an outsider Director's service as a Director). Nothing in the Plan or any grant confers any right to continued employment.

NON-TRANSFERABILITY OF STOCK OPTIONS

     No stock option granted under the Plan is permitted to be transferred by a Participant other than by will or by the laws of descent and distribution. Every stock option granted under the Plan may be exercised, during the lifetime of the Participant, only by the Participant.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of stock options and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

  INCENTIVE OPTIONS

     If a Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of the shares to such Participant and within two years after the grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

     If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain to the Participant.

  NONQUALIFIED OPTIONS

     A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as a capital gain or loss.

  WITHHOLDING PAYMENTS

     If, upon exercise of a Nonqualified Option, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company or any Subsidiary must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock to be delivered to the Participant or the Participant must pay such amount to the Company to reimburse the Company for such payment. The Committee may permit a Participant to satisfy such withholding obligations by electing to reduce the number of shares of the Common Stock delivered or deliverable to the Participant upon exercise of a stock option, or by electing to tender an appropriate number of shares of the Common Stock back to the Company subsequent to exercise of a stock option (with such restrictions as the Committee may adopt).

OPTIONS GRANTED UNDER THE PLAN

     The Company, through the Committee, has granted Nonqualified Options pursuant to the Plan to William C. Brooks, the Company's Chairman of the Board, to purchase 100,000 common shares, to Gregory H. Moses, Jr., the Company's President and Chief Executive Officer, to purchase 25,000 common shares and to each of the eight other non-employee Directors of the Company, to each purchase 25,000 common shares, subject to shareholder approval of the Plan. All of such options were granted on September 9, 1998 at an option price of $1.625 per share, are exercisable in full beginning on March 10, 1999 until their expiration on September 9, 2008, and are not affected by any Director's ceasing to serve as a Director or any officer's ceasing to hold such office or to continue as an employee of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 STOCK OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                             IV. OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Due to an administrative oversight, Ronald R. Dobbins, who was an officer and Director of the Company during part of fiscal year 1998, failed to file two Forms 4 on a timely basis during such year with the Securities and Exchange Commission to report seven transactions in which he disposed of 79,800 aggregate shares of Common Stock. The required forms were filed upon discovery of the oversight.

EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, officers and employees. In addition, the Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $5,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees and institutional holders for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

STOCK PERFORMANCE CHART

     The Stock Performance Chart graphs the Company's performance during the previous five (5) fiscal years in comparison to returns on the S&P 500 and the S&P Health Care - Diversified.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              [PERFORMANCE GRAPH]

                            1993          1994         1995        1996        1997       1998
      -----------------------------------------------------------------------------------------
      UNITED AMERICAN     $100.00       $192.86      $200.00     $120.00     $ 68.57    $ 13.58
      S & P 500           $100.00       $101.41      $127.84     $161.08     $216.98    $282.42
      S & P Health Care-  $100.00       $102.95      $151.30     $208.03     $319.48    $429.43
      Diversified

       (Assumes initial investment of $100 and reinvestment of dividends)

1999 ANNUAL MEETING

     A shareholder proposal which is intended to be presented at the 1999 Annual Meeting of the Shareholders must be received by the Company at its principal executive offices by July 11, 1999.

                                          By Order of the Board of Directors

                                          /s/ Anita C.R. Gorham
                                          Anita C.R. Gorham, Secretary

Dated: October 13, 1998

                                                                      APPENDIX A

                     UNITED AMERICAN HEALTHCARE CORPORATION
                             1998 STOCK OPTION PLAN

     1. DEFINITIONS: As used herein, the following definitions shall apply:

          (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

          (b) "COMMITTEE" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the applicable requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder.

          (c) "CORPORATION" shall mean United American Healthcare Corporation., a Michigan corporation, or any successor thereof.

          (d) "DISCRETION" shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat an officer, director or key employee in a manner consistent with the treatment afforded other officers, directors or key employees with respect to the Plan.

          (e) "INCENTIVE OPTION" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

          (f) "NONQUALIFIED OPTION" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

          (g) "PARTICIPANT" shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.

          (h) "PLAN" shall mean the United American Healthcare Corporation 1998 Stock Option Plan.

          (i) "SUBSIDIARY" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("STOCK") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

     2. PURPOSE OF PLAN: The purpose of the Plan is to provide officers, directors and key employees of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of officers, directors and key employees with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining officers, directors and key employees of exceptional ability.

     3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, and the terms and conditions of any stock options. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

     4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

     5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options may be granted under the Plan shall be 500,000 shares in the aggregate of Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

     Notwithstanding any other provision in this Plan, no officer, director or employee of the Corporation or a Subsidiary may receive options for more than 300,000 shares of Common Stock of the Corporation over the term of the Plan, as provided in Paragraph 22. For purposes of this 300,000 share per-Participant limitation, there shall be taken into account all shares covered by stock options granted to an individual regardless of whether such stock options expire or terminate without being fully exercised.

     The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number of shares remaining available under the Plan and the 300,000 share per-Participant limitation shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

     6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its Discretion, those officers, directors and key employees of the Corporation or any Subsidiary to receive stock options who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted to officers, directors and key employees of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation.

     7. WRITTEN AGREEMENT: Each stock option shall be evidenced by a written agreement (each a "CORPORATION-PARTICIPANT AGREEMENT") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

     8. ALLOTMENT OF SHARES: The Committee shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options under the Plan; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

     9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof; provided, that directors of the Corporation or a Subsidiary who are not employees of the Corporation or Subsidiary shall be eligible for only Nonqualified Options. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

     10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 75% of the fair market value of the stock on the date upon which such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5.

     11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash shall be made by the Participant for all shares so purchased. In the Discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

     12. GRANTING AND EXERCISING OF STOCK OPTIONS: Subject to the provisions of this Paragraph 12, each stock option granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, that no stock option may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. In addition, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     A Participant may exercise a stock option, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied (i) by payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 16, stock options granted to a Participant may be exercised only while the Participant is an officer, director or employee of the Corporation or a Subsidiary.

     Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

     13. NON-TRANSFERABILITY OF STOCK OPTIONS: No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

     14. TERM OF STOCK OPTIONS: If not sooner terminated, each stock option granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option shall expire not more than five (5) years after the date of the granting thereof.

     15. CONTINUATION OF EMPLOYMENT: The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option shall be granted shall agree in writing as a condition of the granting of such stock option to remain in the employ of the Corporation or a Subsidiary for a designated minimum period from the date of the granting of such stock option as shall be fixed by the Committee.

     16. TERMINATION OF EMPLOYMENT: If the employment of a Participant by the Corporation or a Subsidiary shall terminate, the Committee may, in its Discretion, permit the exercise of Incentive Options granted to such Participant
(i) for a period not to exceed three months following termination of employment if termination of employment is not due to death or permanent disability of the Participant, and (ii) for a period not to exceed one year following termination of employment if termination of employment is due to the death or permanent disability of the Participant. With respect to Nonqualified Options, the Committee may, in its Discretion, permit the exercise of such stock options granted to a director of the Corporation or a Subsidiary who ceases to be such a director (regardless of whether he or she is or was also an officer or director of the Corporation or Subsidiary) for a period not to extend beyond the expiration date of the Nonqualified Options. In no event, however, shall a stock option be exercisable subsequent to its expiration date and, furthermore, unless the Committee in its Discretion determines otherwise, a stock option may only be exercised after termination of a Participant's employment, or of a Participant's status as a non-employee director, to the extent exercisable on the date of termination of such employment or status or to the extent exercisable as a result of the reason for termination of such employment or status. The period of time, if any, a Participant shall have to exercise stock options upon termination of employment, or of status as a non-employee director, shall be set forth in the Corporation -- Participant Agreement, subject to extension of such time period by the Committee in its Discretion.

     17. INVESTMENT PURPOSE: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder by reason of the exercise of stock options, and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

     18. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

     19. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Committee may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act of 1934 to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "COMMISSION") under
Section 16 to the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

     20. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options may be granted prior to shareholder approval of the Plan, but each such stock option grant shall be subject to shareholder approval of the Plan. No stock option may be exercised prior to shareholder approval.

     21. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten (10) years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) without approval or ratification of the shareholders of the Corporation (A) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), (B) increase the maximum number of shares for which any Participant may be granted stock options under the Plan (except as contemplated by Paragraph 5), (C) change the class of persons eligible to be Participants under the Plan, or (D) materially increase the benefits accruing to Participants under the Plan, or (ii) without the consent of the holder thereof, change the stock option price (except as contemplated by Paragraph 5)) or alter or impair any stock option which shall have been previously granted under the Plan.

     As adopted by the Board of Directors on August 6, 1998.

                            [PROXY FORM; FRONT SIDE]

                     UNITED AMERICAN HEALTHCARE CORPORATION

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED AMERICAN
                             HEALTHCARE CORPORATION.

          The undersigned hereby appoints Gregory H. Moses, Jr. and William C. Brooks, and each of them, with full power of substitution, to vote all shares of common stock of United American Healthcare Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 12, 1998 and at any and all adjournments thereof:

          IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED ON THE REVERSE SIDE, FOR APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR APPROVAL OF THE 1998 STOCK OPTION PLAN EXCEPT AS SPECIFIED TO THE CONTRARY. THE UNDERSIGNED AUTHORIZES THE PROXIES TO EXERCISE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                  (Continued and to be Signed on Reverse Side)

        ----------------------------------------------------------------
                           [PROXY FORM; REVERSE SIDE]


                     UNITED AMERICAN HEALTHCARE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


[                                                                                                                   ]

1.                                                                For    Withhold   For all
   ELECTION OF 3 DIRECTORS                                        All     All     (Except nominees(s)written below)
   Nominees: Anita C.R. Gorham                                     / /     / /        / /
             Harcourt G. Harris, M.D.                                                     --------------------------
             Ronald M. Horwitz, Ph.D.

                                                                        For     Against    Abstain
2. APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS:                     / /       / /        / /

                                                                        For     Against    Abstain
3. APPROVAL OF 1998 STOCK OPTION PLAN:                                  / /       / /        / /

Dated:                         , 1998
      -------------------------

Signature
         ----------------------------------------

Signature
         ----------------------------------------
Please sign exactly as your name appears hereon. When signing as attorney, executor, personal representative, administrator or guardian, please give your full title as such. If shares are held in the name of more than one person, each person must sign the Proxy. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

           PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.